Exhibit 99.1
Bronco Drilling Company, Inc. Announces Monthly Operating Results
OKLAHOMA CITY, January 10, 2011 (BUSINESS WIRE)—Bronco Drilling Company, Inc. (Nasdaq/GS:BRNC) announced today operational results for the month ended and as of December 31, 2010.
Utilization for the Company’s drilling fleet was 96% for the month of December compared to 97% for the month of November and 65% for the third quarter of 2010. The Company had an average of 24 marketed drilling rigs in December compared to 25 in November and 34 for the third quarter of 2010. The average dayrate on operating drilling rigs as of December 31, 2010 was $17,362 compared to $17,052 as of November 30, 2010 and $16,639 for the third quarter of 2010. The increase in average dayrate on operating drilling rigs is partially due to a wage increase initiated in October for Bronco field personnel that is contractually passed through to Bronco’s customers. The increase in average dayrate as a result of the wage increase was approximately $320 a day.
The Company cautions that several factors other than those discussed above may impact the Company’s operating results and that a particular trend regarding the factors above may or may not be indicative of the Company’s current or future financial performance.
About Bronco Drilling
Bronco Drilling Company, Inc. is a publicly held company headquartered in Edmond, Oklahoma, and is a provider of contract land drilling to oil and natural gas exploration and production companies. Bronco’s common stock is quoted on The NASDAQ Global Select Market under the symbol “BRNC”. For more information about Bronco Drilling Company, Inc., visit http://www.broncodrill.com.

Bronco Drilling Company, Inc.
Rig Status Report
as of December 31, 2010

							Est. Duration (2)
	Rig No.	Horsepower	Rig Type	Basin	Status (1)	Contract	Days	Date
1	6	650 hp	M	Anadarko	O	1 well
2	8	1000 hp	E	Bakken	O	Term	121	5/1/2011
3	10	1000 hp	E	Marcellus	O	Term	31	1/31/2011
4	11	1000 hp	E	Marcellus	O	Term	244	9/1/2011
5	12	1500 hp	E	Bakken	O	Term	152	6/1/2011
6	14	1200 hp	E	Anadarko	O	6 wells
7	15	1200 hp	E	Bakken	O	Term	397	2/1/2012
8	16	1400 hp	E	Bakken	O	Term	60	3/1/2011
9	17	1700 hp	E	Anadarko	O	4 wells
10	20	1400 hp	E	Bakken	O	Term	527	6/10/2012
11	21	2000 hp	E	Eagle Ford	O	Term	178	6/27/2011
12	22	1000 hp	E	Bakken	O	Term	207	7/26/2011
13	23	1000 hp	E	Bakken	O	Term	302	10/29/2011
14	25	1500 hp	E	Anadarko	O	Term	244	9/1/2011
15	26	1200 hp	E	Haynesville	O	Term	198	7/17/2011
16	27	1500 hp	E	Bakken	O	Term	640	10/1/2012
17	28	1200 hp	E	Bakken	O	Term	487	5/1/2012
18	29	1500 hp	E	Woodford	O	Term	32	2/1/2011
19	37	1000 hp	E	Marcellus	O	Term	182	7/1/2011
20	56	1100 hp	M	Anadarko	O	Term	51	2/20/2011
21	57	1100 hp	M	Woodford	O	2 wells
22	59	1000 hp	E	Bakken	O	Term	161	6/10/2011
23	62	1000 hp	M	Anadarko	O	well to well
24	77	1200 hp	M	Anadarko	O	Term	305	11/1/2011
25	97	850 hp	M	Anadarko	O	6 wells

M — Mechanical

I — Idle

E — Electric

O — Operating

1	Rigs classified as “operating” are under contract while rigs described as “idle” are not under contract but are being actively marketed and generally ready for service.

2	The estimated contract duration is derived from discussions with our customer regarding their current projection of the days remaining to complete the project.

Changes from the prior month are highlighted.

*	Rig 15 is currently being winterized in Oklahoma City. It is scheduled to be delivered to North Dakota on or around 2/1/11.
Cautionary Note Regarding Forward-Looking Statements
The information in this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, comments pertaining to estimated contract duration. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts or projects earlier than expected, operating hazards and other factors described in Bronco Drilling Company, Inc’s. Annual Report on Form 10-K filed with the SEC on March 15, 2010 and other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Bronco cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Contact:	Bob Jarvis Investor Relations Bronco Drilling Company (405) 242-4444 EXT: 102 bjarvis@broncodrill.com